UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) February 9, 2006

USN CORPORATION

(Exact name of registrant as specified in its charter)

Colorado	33-42701	84-1186026
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5215 North O’Connor, Suite 200 Irving, Texas	76039
(Address of principal executive offices)	(Zip code)

(972) 686-9102

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

(b) On February 9, 2006, USN Corporation (“USN”) submitted a Motion for Order Confirming Second Amended Plan (the “Motion”) to the United States Bankruptcy Court, Central District of California, Los Angeles Division (the “Bankruptcy Court”) in order to clarify certain ambiguities in USN’s Chapter 11 Bankruptcy Plan (the “Bankruptcy Plan”), previously approved by the Bankruptcy Court on November 30, 2004.

The Bankruptcy Plan originally contemplated that upon the effective date, USN would issue, or reserve for issuance, an aggregate of 7,500,000 shares to various creditors and other parties. The Bankruptcy Plan also provided for certain actions with respect to USN’s Articles of Incorporation. In particular, the Bankruptcy Plan included two provisions:

•	the Bankruptcy Plan authorized the Board of Directors of USN, without further corporate action, to take any and all action necessary or appropriate to effectuate any amendments to USN’s Articles of Incorporation consistent with the Bankruptcy Plan; and

•	the Bankruptcy Plan stated that USN’s Articles of Incorporation shall be amended, and deemed amended, to authorize the issuance of 7,500,000 shares of common stock as of the effective date.

Acting in good faith, USN interpreted the first provision above to allow it to set forth in the Articles of Incorporation a number of authorized shares of capital stock in excess of the 7,500,000 shares contemplated by the second provision above. USN viewed the second provision as relating not to the number of shares of capital stock available for issuance from time to time, but instead to the shares contemplated by the Bankruptcy Plan to be issued as of its effective date.

Accordingly, upon effectiveness of the Bankruptcy Plan on December 13, 2004, USN filed an amendment to its Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Colorado which purported to authorize 200,050,000 shares of stock, of which 195,000,000 were shares of common stock and 5,050,000 were shares of preferred stock. This amendment to the Articles of Incorporation was not submitted to USN’s shareholders for approval, as it otherwise would need to be, in reliance on the authority granted to USN’s board of directors pursuant to the Bankruptcy Plan to take any and all action necessary or appropriate to effectuate any amendments to USN’s Articles of Incorporation consistent with the Bankruptcy Plan.

Subsequent to the filing the Certificate of Amendment and in reliance thereon, USN has from time to time issued an aggregate of 15,472,859 shares of common stock to a limited number of investors in private placements.

USN has determined to request that the Bankruptcy Court resolve any ambiguities under the Bankruptcy Plan. Accordingly, USN has submitted the Motion to the Bankruptcy Court to request a finding, retroactively effective as of the effective date of the Bankruptcy Plan, that the Board of Director’s of USN was authorized to file the Certificate of Amendment without further corporate action pursuant to the authority of the Plan. If the Bankruptcy Court approves the Motion, then USN will file a certificate of correction with the Secretary of State of the State of Colorado to clear up, other, unrelated minor issues. If the Bankruptcy Court does not approve such a finding, however, USN will be required to consider and take other remedial action. USN cannot predict the outcome of the motion before the Bankruptcy Court. If the Bankruptcy Court does not approve the motion, USN cannot predict the effect of any other remedial action, although any such action could have a material adverse effect on USN’s financial condition and results of operations.

The foregoing descriptions of the Bankruptcy Plan and Motion do not purport to be complete and are qualified in their entirety by the terms of the Bankruptcy Plan, which was filed as Exhibit 2.1 to USN’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 23, 2004, and incorporated into this 8.01 by this reference and the terms of the Motion which is filed as Exhibit 99.1 to this Current Report on 8-K and incorporated into this Item 8.01 by this reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit Number	Reference
99.1	Motion for Order Confirming Second Amended Plan to the United States Bankruptcy Court, Central District of California, Los Angeles Division dated February 8, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

USN CORPORATION

Date: February 12, 2006	By:	/s/ Mark J. Miller
Name: Mark J. Miller
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Reference
99.1	Motion for Order Confirming Second Amended Plan to the United States Bankruptcy Court, Central District of California, Los Angeles Division dated February 8, 2006